                                                                     EXHIBIT 5.1

ANDREW HULSH
ANDREW.HULSH@BAKERNET.COM
(305) 789-8985


                                  July 7, 1998



General Roofing Services, Inc.
951 South Andrews Avenue
Pompano Beach, FL  33069

Gentlemen:

         General Roofing Services, Inc., a Florida corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") (Registration No. 333-53641) under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by the Company of up to 4,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company and the sale by the Company of an additional 600,000 shares of Common Stock upon the exercise of the underwriters' over-allotment option (the "Offering"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Articles of Incorporation, as amended to date, and Bylaws, as currently in effect; (ii) resolutions of the Company's Board of Directors authorizing the Offering and the issuance of the Common Stock to be sold by the Company and related matters; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Common Stock to be sold by the Company in the Offering has been duly and validly authorized and, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which

General Roofing Services, Inc.
July 7, 1998
Page 2



we have not been consulted and have not represented the Company. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                       Very truly yours,

                                       BAKER & McKENZIE


                                       By:  /s/ ANDREW HULSH
                                            -----------------------------
                                            Andrew Hulsh